EXHIBIT 10.7

FIRST LIEN SECURITY AGREEMENT

This First Lien Security Agreement (as may be from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended, this “Agreement”) dated as of January 21, 2011 is made by each of the Persons listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 22 of this Agreement (each, a “Grantor” and collectively, “Grantors”), jointly and severally, in favor of U.S. Bank National Association, as Collateral Agent for the benefit of the Secured Party, and acknowledged and agreed to by (i) Collateral Agent and (ii) the Grantors listed on the signature pages hereto.

Reference is made to the First Lien Indenture dated as of January 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among CityCenter Holdings, LLC, a Delaware limited liability company (the “Company”), CityCenter Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), U.S. Bank National Association, as Trustee, and the Collateral Agent. This Agreement is made with reference to the following facts:

RECITALS

A. Pursuant to the Indenture, the Issuers have issued $900,000,000 aggregate principal amount of their 7.625% First Lien Senior Secured Notes due 2016 upon the terms set forth therein.

B. Pursuant to the Indenture, each Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Trustee, for the benefit of the Holders, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined below).

C. Each Grantor will receive substantial benefits from the issuance of the Notes pursuant to the Indenture and each is, therefore, willing to enter into this Agreement.

D. The Collateral Agent has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement.

E. This Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Party to secure the payment and performance in full when due of the Secured Obligations.

AGREEMENT

NOW, THEREFORE, in order to induce the Collateral Agent to enter into the Indenture and the other Notes Documents and to induce Holders to purchase the Notes, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, each Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1. Definitions. This Agreement is the “Security Agreement” referred to in the Indenture. This Agreement is one of the “Collateral Documents” referred to in the Indenture. Terms defined in the Indenture and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Indenture. Terms defined in the Nevada Uniform Commercial Code (the “NUCC”) and not otherwise defined in this Agreement or in the Indenture shall have the meanings defined for those terms in the NUCC. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this First Lien Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Automated People Mover” means the electric trams that operate in Las Vegas, Nevada among (i) the Bellagio Resort and Casino, (ii) the Monte Carlo Resort and Casino, and (iii) CityCenter.

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

“Collateral” means and includes all present and future right, title and interest of each Grantor, in or to any Property or assets whatsoever, whether now or hereafter acquired and wherever the same may from time to time be located, and all rights and powers of each Grantor, or any one or more of them, to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property:

(a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, chattel paper (whether tangible or electronic), promissory notes, security agreements, guaranties, letters of credit (letter-of-credit rights), undertakings, surety bonds, insurance policies (whether or not required by the terms of the Notes Documents), notes and drafts, and all forms of obligations owing to each Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

(b) All present and future general intangibles, all tax refunds of every kind and nature to which each Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, credits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer and supplier lists, licenses, permits, copyrights, technology, processes, proprietary information and insurance proceeds of which each Grantor is a beneficiary; all present and future: (i) trademarks, trade names, trade styles, service marks, all prints and labels on which said trademarks, trade names, trade styles and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature, all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof, including, without limitation, those registered and applied-for trademarks, terms, designs and applications described in Schedule 1 attached hereto and made a part hereof (the “Trademarks”); and (ii) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks (that portion of the Collateral described in the foregoing clauses (i) and (ii) is referred to herein as the “Trademark Collateral”); and all present and future: patents, whether foreign or domestic, applications, registrations, and recordings relating to such patents in the USPTO or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof, including those patents and applications, registrations and recordings described in Schedule 2 attached hereto and made a part hereof (the “Patents”); and all present and future: copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, whether foreign or domestic, and United States, state and international registrations of the foregoing, and all reissues, extensions and renewals of the foregoing, including, without limitation, those listed on Schedule 4 hereto (the “Copyrights”), together with all income, royalties, damages and payments now or hereafter due and/or payable with respect to the foregoing; the right to sue for past, present and future infringements of rights in copyrights, all goodwill of each Grantor related thereto, and any and all proceeds of any of the foregoing, including, but not limited to, any and all proceeds of licensing thereof (the “Copyright Collateral”, and collectively with the Trademark Collateral and the Patents, the “IP Collateral”);

(c) All present and future deposit accounts of each Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by each Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of each Grantor, whether or not deposited in any such deposit account;

(d) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to each Grantor or the respective businesses thereof, all receptacles and containers for such records, and all files and correspondence related thereto;

(e) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, catalogs, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of each Grantor’s business, including all goods as defined in Nevada Revised Statute § 104.9102 or any successor statute;

(f) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(g) All present and future stocks, bonds, debentures, securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, investment property, partnership interests, limited liability company membership or other interests, joint venture interests, certificates of deposit, Investments and/or brokerage accounts, including all Pledged Collateral, and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(g2) All tort claims arising out of the construction of CityCenter, including, without limitation, the construction of Harmon, whether such claims are against Perini, its agents, affiliates, contractors, subcontractors or any other party, and all proceeds of any such tort claims;

(g3) All present and future rights, title and interests in, appurtenant to, or associated with, the Automated People Mover;

(h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(i) All other present and future tangible and intangible Property of each Grantor (other than real property, which shall be encumbered by the First Lien Deed of Trust and any other applicable deeds of trust or mortgages for the benefit of the Secured Party);

(j) All present and future rights, remedies, powers and/or privileges of each Grantor with respect to any of the foregoing, including the right to make claims thereunder or with respect thereto; and

(k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, promissory notes, documents, instruments, certificates of deposit, chattel paper, goods, insurance proceeds, claims by each Grantor against third parties for past, present and future infringement of the IP Collateral or any license with respect thereto, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and each Grantor shall not be deemed to have granted a security interest in, (a) any of Grantors’ rights or interests in or under, any license, contract, permit, or franchise to which each Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the NUCC or any other applicable law (including any Debtor Relief Law) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest, in, all such rights and interests as if such provision had never been in effect, (b) any trademark applications filed in the United States Patent and Trademark Office on the basis of Grantors’ “intent-to-use” such trademark to the extent that granting a security interest in such trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding of such trademark application, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will be deemed automatically included in the Collateral, (c) any assets sold pursuant to a RE Receivables Sale and any Equity Interests of Special Purpose RE Subsidiaries granted in connection with a Special Purpose RE Financing, in each case that are subject to a Lien permitted by clause (21) of the definition of Permitted Lien in the Indenture, (d) assets and any proceeds thereof that are subject to a Lien permitted by clause (5) of the definition of Permitted Liens in the Indenture, to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing Indebtedness subject to such Lien) validly prohibits the creation of any other Lien on such assets and proceeds, or (e) any assets or shares of stock of a Person subject to a Lien permitted by clause (8) of the definition of Permitted Liens in the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such assets or shares of stock. Notwithstanding anything herein to the contrary, the pledge of any Equity Interests of any Person that holds a gaming license granted by Nevada Gaming

Commission or any Person that directly or indirectly owns any of the Equity Interests of a Person that holds such a gaming license will not be effective until after approval of such pledge by the Nevada Gaming Commission; provided that such pledge shall automatically be effective and such Equity Interests shall be automatically part of Collateral upon receipt of all such necessary approvals and without any further action by any party hereto.

In addition, Collateral shall also not include any asset with respect to which the security interest of the Collateral Agent is released pursuant to Section 5 hereof.

“Collateral Agent” means U.S. Bank National Association, when acting in its capacity as Collateral Agent under the Indenture and the Collateral Documents, and any successor to U.S. Bank National Association in that capacity.

“Credit Agreement Collateral Agent” has the meaning given to such term in the First Lien Intercreditor Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including, in the case of Dubai World (as defined in the Indenture), any relevant foreign jurisdictions).

“Distributions” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Equity Interests” means, for any Person, any and all shares, interests, participations or other equivalents (however designated, and including capital appreciation rights) of the capital stock, membership interests, partnership interests or other equivalent equity ownership interests in or of such Person, and any and all warrants, rights or options to purchase or acquire any of the foregoing.

“Gaming Approvals” means with respect to any action by a particular Person, any consent, approval or other authorization required for such action by such Person from a Gaming Board under Gaming Laws.

“Gaming Boards” means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, and any other federal, state or local agency having jurisdiction over the Grantors.

“Gaming Laws” means, collectively, the Nevada Gaming Control Act, as codified in NRS Chapter 463, as amended from time to time, and the regulations of the Nevada Gaming Authorities promulgated thereunder, as amended from time to time, the various Clark County ordinances and regulations applicable to gaming activities, and all other laws pursuant to which any Gaming Board holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by any Grantor within its jurisdiction.

“Laws” means, collectively, all international, foreign, United States federal and state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Mortgaged Property” means, collectively, all of the real property, fixtures and other assets encumbered by the Deed of Trust and the Circus Deeds of Trust (each as defined in the Indenture).

“Notes Documents” means the Indenture, the Notes, this Agreement and each of the other agreements, documents, and instruments providing for or evidencing any other Secured Obligations and any other document or instrument executed or delivered at any time in connection with any Secured Obligations, to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“Perini” means Perini Building Company, Inc., a Nevada corporation, and its successors and assigns.

“Pledged Collateral” means any and all property of each Grantor now or hereafter pledged and delivered to Collateral Agent (or, except as expressly permitted by the Indenture, to the Credit Agreement Collateral Agent pursuant to the terms of the First Lien Intercreditor Agreement) for the benefit of Secured Party pursuant to this Agreement, and includes without limitation (a) the Pledged Securities and any Certificates representing or evidencing the same, (b) all proceeds and products of any of the foregoing, (c) any and all collections, Distributions, cash, instruments, interest or premiums with respect to any of the foregoing and (d) any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to any of the foregoing.

“Pledged Securities” means (a) any and all Equity Interests in the Subsidiaries of each Grantor now or hereafter owned by any Grantor, including any interest of any Grantor in the entries on the books of any securities intermediary or financial intermediary pertaining thereto (the existing Subsidiaries of each Grantor are listed on Schedule 3), (b) any and all Equity Interests now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, and (c) any and all warrants, options or other rights to subscribe to or acquire any additional Equity Interests in the Subsidiaries owned by each Grantor.

“Pledged Securities Issuer” means any issuer of any Pledged Securities.

“Property” means all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

“Secured Obligations” means any principal, premium, interest, fees (including any interest and fees accruing after the commencement of any proceeding under the Debtor Relief Law by or against any Grantor, whether or not such interest or fees are an allowed claim in such proceeding), penalties, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities (including any fees or expenses owed to the Trustee or Collateral Agent, in their respective capacities as such) by any Grantor, payable or arising under any of the Indenture, the Notes, this Agreement and the other Notes Documents.

“Secured Party” means, collectively, the Collateral Agent, the Trustee, the Holders and any other holders of Secured Obligations.

2. Further Assurances. At any time and from time to time, each Grantor shall execute, file and deliver to Collateral Agent for the benefit of Secured Party all such financing statements and other instruments and documents as shall be necessary to perfect, when filed and/or recorded, Collateral Agent’s security interest for the benefit of Secured Party granted pursuant to Section 3 of this Agreement; provided that this sentence shall not apply absent the request of Collateral Agent to any Collateral subject to any certificate of title statute pursuant to 9-311(a) of the NUCC. At any time and from time to time, Collateral Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as may be required or as the Collateral Agent may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Collateral Agent’s request (although the Collateral Agent shall have no duty, express or implied, to make such request), each Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be required or as deemed necessary or desirable by Collateral Agent to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Collateral Agent for the benefit of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Collateral Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, each Grantor will deliver possession of same in pledge to Collateral Agent (or to the Applicable Collateral Agent (as defined in the First Lien Intercreditor Agreement pursuant to the terms of the First Lien Intercreditor Agreement) for the benefit of Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, each Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Collateral Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by each Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3. Security Agreement. For valuable consideration, each Grantor hereby assigns and pledges to Collateral Agent for the benefit of Secured Party, and grants to Collateral Agent for the benefit of Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of all of the Secured Obligations. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and to the extent not prohibited by applicable Law, notwithstanding the bankruptcy of the Company, the Co-Issuer, any other Grantor or any other Person or any other event or proceeding affecting any Person. All the rights, remedies, privileges and powers of Secured Party shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Party.

In addition, each Grantor hereby assigns and pledges to Bank of America, N.A., as Credit Agreement Collateral Agent, for the benefit of Secured Party, and grants to Bank of America, N.A., as Credit Agreement Collateral Agent, for the benefit of Secured Party a security interest in the Interest Reserve Account (as defined in the First Lien Intercreditor Agreement) and any other

Controlled Shared Collateral (as defined in the First Lien Intercreditor Agreement), as security for the timely payment and performance of all of the Secured Obligations.

4. Delivery of Certain Pledged Collateral. On or before the Issue Date, each Grantor shall cause to be pledged and delivered to Collateral Agent (or to the Credit Agreement Collateral Agent pursuant to the terms of the First Lien Intercreditor Agreement) for the benefit of Secured Party the Certificates, if any, evidencing the Equity Interests listed on Schedule 3 hereto. Following the Issue Date, each Grantor will promptly notify Secured Party of the creation of any Certificates and deliver such Certificates to Collateral Agent (or to the Applicable Collateral Agent pursuant to the terms of the First Lien Intercreditor Agreement) for the benefit of Secured Party within 5 Business Days of their creation. All Certificates at any time delivered to Collateral Agent shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Collateral Agent for the benefit of Secured Party shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 5 of this Agreement.

5. Release of Pledged Collateral. The Grantors will be entitled to the releases of the assets and properties included in the Collateral as described in the Indenture. Collateral Agent, at the expense of such Grantor, promptly shall redeliver all Certificates and shall execute and deliver to such Grantor all documents requested by such Grantor that are reasonably necessary to release Pledged Collateral of record whenever such Grantor shall be entitled to the release thereof in accordance with this Section.

6. Grantors’ Representations, Warranties and Agreements. Each Grantor represents, warrants and agrees that: (a) each Grantor owns the Collateral free and clear of any Lien except as expressly permitted in the Indenture and each Grantor has the right and power to grant the security interests granted hereunder in the Collateral; (b) each Grantor is the sole legal and beneficial owner of the Pledged Collateral in which each Grantor is purporting to grant a security interest to Collateral Agent for the benefit of Secured Party, and the Pledged Collateral is not subject to any Lien other than Liens permitted under the Indenture; (c) each Grantor has the right and power to pledge the Pledged Collateral and grant a security interest in the Collateral to Collateral Agent for the benefit of Secured Party without the consent, approval or authorization of, or notice to, any Person (other than such consents, approvals, authorization or notices which have been obtained or given prior to the date hereof or the approval of the Nevada Gaming Commission as described in Section 29 hereof) and such pledge and security interest constitutes the valid, binding and enforceable obligation of each Grantor, enforceable against such Grantor in accordance with the terms hereof and the other Notes Documents, except as enforcement may be limited by, the NUCC, Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; (d) all Equity Interests that constitute a portion of the Pledged Collateral are duly authorized, validly issued in accordance with all applicable Laws, are fully paid and non-assessable (to the extent such concepts are applicable), and represent one hundred percent (100%) of the Equity Interests owned by each Grantor in each Subsidiary of each Grantor; (e) except as not prohibited under the Indenture, each Grantor will not: (i) sell, assign, exchange, transfer, grant a license in, or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Liens permitted under the Indenture, or (iii) take any action with respect to the Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Notes Document; (f) each Grantor will pay, prior to delinquency, all material taxes, charges, Liens and assessments against the portion of the Collateral owned by it, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Collateral Agent at its option may pay any of them, and Collateral Agent shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (g) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (h) each Grantor will, to the extent consistent with good business practice in its industry, keep the portion of the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all commercially reasonable repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like Property; (i) each Grantor will take all reasonable steps to preserve and protect the portion of the Collateral owned by it, including, with respect to the Patents, Trademarks and Copyrights, the filing of any renewal affidavits and applications, but not including any property that is no longer used or useful in such Grantor’s business; (j) as of the date hereof, each Grantor has no Trademarks registered, or subject to pending applications, in the USPTO, or to the best knowledge of each Grantor, any similar office or agency in the United States of America other than those described in Schedule 1 attached hereto; (k) as of the date hereof, each Grantor has no Patents registered, or subject to pending applications, in the USPTO, or to the best knowledge of each Grantor, any similar office or agency in the United States of America other than those described in Schedule 2 attached hereto; (l) except as listed in Schedule 5 attached hereto, to the best of each Grantor’s knowledge there are no actions, suits, proceedings or investigations pending or threatened in writing against any Grantor before any Governmental Authority which could reasonably be expected to cause any material portion of the IP Collateral to be adjudged invalid or unenforceable, in whole or in part; (m) each Grantor shall notify Secured Party concurrently with delivery of the quarterly financial statements pursuant to the Indenture after filing any application for the registration of a Patent, Trademark or Copyright with the USPTO, USCO (as defined below) or any similar office or agency in the United States of America, or any State therein and deliver to the Collateral Agent at such time short-form security agreement with respect to such Patents, Trademarks or Copyrights in appropriate form for filing with the USPTO or USCO, as applicable and file such agreements with the USPTO or USCO, as applicable; (n) each Grantor shall promptly notify Secured Party if it knows or has reason to know of any reason why any applicable registration or recording of any Patent, Trademark or Copyright may become abandoned, canceled, invalidated, or unenforceable; (o) each Grantor will render any assistance, as Collateral Agent may reasonably determine is necessary, to Collateral Agent in any proceeding before the USPTO, the USCO, any federal or state court, or any similar office or agency in the United States of America, or any State therein, to maintain any Patent, Trademark or Copyright and to protect Collateral Agent’s security interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings; (p) each Grantor will promptly notify Secured Party if such Grantor learns of any use by any Person of any term or design likely to cause confusion with any of the Trademarks, or of any use by any Person of any other process or product which infringes upon any of the Trademarks, and if requested by Collateral Agent, such Grantor, at its expense, shall join with Collateral Agent in such action as, following an Event of Default, the Collateral Agent upon the Trustee’s written direction may reasonably deem advisable for the protection of Collateral Agent’s interest for the benefit of Secured Party in and to the Trademarks; (q) each Grantor assumes all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights, and each Grantor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Patent, Trademark or Copyright or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by each Grantor or any Affiliate or Subsidiary thereof; (r) each Grantor shall promptly notify Secured Party in writing of any adverse determination in any proceeding in the USPTO, USCO or any other foreign or domestic Governmental Authority, court or body, regarding such Grantor’s claim of ownership in any of the Trademarks, Patents or Copyrights used in the business of such Grantor, and in the event of any infringement of any such Trademark, Patents or Copyrights used in its business owned by each Grantor by a third party, such Grantor shall promptly notify Secured Party in writing of such infringement and sue for and diligently pursue damages for such infringement (and if such Grantor shall fail to take such action within one (1) month after such notice is given to Secured Party, Collateral Agent may, but shall not be required to, itself take such action in the name of such Grantor, and such Grantor hereby appoints Collateral Agent for the benefit of Secured Party the true and lawful attorney-in-fact of such Grantor, for it and in its name, place and stead, on behalf of such Grantor, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to such Grantor, net of costs and reasonable attorneys’ fees, to be applied to the Secured Obligations); (s) each Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Notes Documents; (t) each Grantor will promptly notify Secured Party in writing or post to a publicly available website (including any filing available on EDGAR or any successor information filing service) notice in the event of any substantial or material damage to the Collateral (considered as a whole) from any source whatsoever; (u) in the event any Grantor changes its name, jurisdiction of organization or its address as either are set forth herein, such Grantor will notify Secured Party of such name and/or address change promptly, but in any event, within thirty (30) days and take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change, and (v) as of the date hereof, each Grantor does not have any Copyrights registered with the United States Copyright Office (“USCO”), or any similar office or agency in the United States of America, or elsewhere other than those described in Schedule 4 attached hereto; (w) Secured Party and each Grantor shall modify this Agreement by amending the Schedules hereto to include any new IP Collateral, renewal thereof or any IP Collateral applied for and obtained hereafter; and each Grantor shall execute and deliver to Collateral Agent any and all assignments, agreements, instruments, documents and such other papers as may be required or as requested by Collateral Agent to evidence the assignment of a security interest in each such IP Collateral; (x) with respect to the Copyright Collateral, each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments necessary for the creation, validity, and perfection of the security interests provided for in this Agreement in favor of the Collateral Agent for the benefit of the Secured Party under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., 17 U.S.C. Sections 101, 201 et seq., the NUCC or other Law of the United States of America, the State of Nevada, other States in any of the Copyright Collateral and to completely vest in and assure to Collateral Agent its rights hereunder in any of the Copyright Collateral, and each Grantor hereby irrevocably authorizes Collateral Agent or its designee, at such Grantor’s expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor’s signature, as Collateral Agent may reasonably deem appropriate (it being understood that the Collateral Agent shall have no obligation to do any such filings); and (y) as of the date hereof, Grantors hold no tort claims except as described on Schedule 6 attached hereto. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interests in the Copyright Collateral, each Grantor shall, at its sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary. Each Grantor further authorizes Collateral Agent to have this or any other similar agreement recorded or filed with the USCO or other appropriate federal, state or foreign government office. Each Grantor agrees that, in the event any Grantor takes any action pursuant to this Section 6 to grant or perfect a Lien in favor of the Credit Agreement Collateral Agent in any Collateral or portion thereof, such Grantor shall also take such action to grant or perfect a Lien in respect of such assets (subject to the First Lien Intercreditor Agreement, Section 5 and Section 7) in favor of the Collateral Agent to secure the Secured Obligations, whether or not such action was requested by the Collateral Agent.

7. Deposit Accounts. For each deposit account included in the Collateral that any Grantor at any time opens or maintains, each Grantor shall cause the depositary bank to agree to comply with at any time instructions from Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor, pursuant to an agreement granting “control” (within the meaning of Section 9-104 of the NUCC) (a “Control Account Agreement”) in a form reasonably satisfactory to Collateral Agent; provided that the requirements of this Section 7 shall be deemed satisfied for so long as the Credit Agreement Collateral Agent is a party to control agreements with respect to such deposit accounts for the benefit of the Secured Party in accordance with the First Lien Intercreditor Agreement or the Credit Agreement Collateral Agent has agreed not to request a control agreement with respect to such deposit account; and provided, further, that after the Discharge of the Credit Agreement Obligations (as such term is defined in the First Lien Intercreditor Agreement), each Grantor shall use its commercially reasonable efforts to enter into a Control Account Agreement with respect to each deposit account within 30 days after the Discharge of the Credit Agreement Obligations except for any “cage cash,” international marketing, deposit accounts used exclusively for payroll and deposit accounts the balance of which is transferred at the end of each business day to another deposit account subject to Collateral Agent’s control. Without limitation on the foregoing, Collateral Agent shall also have the right (but not an obligation) at any time, whether or not an Event of Default shall have occurred or be continuing, to make reasonable inquiry of each applicable depositary institution at which a deposit account is maintained to verify the account balance of such deposit account.

8. Collateral Agent’s Rights Regarding Collateral. Upon the occurrence and during the continuation of an Event of Default, at the expense of each Grantor, Collateral Agent may, to the extent it may be necessary or desirable to protect the security hereunder, but Collateral Agent shall not be obligated to: (a) notify obligors on the Collateral that the Collateral has been assigned to Collateral Agent for the benefit of Secured Party; and (b) at any time and from time to time request from obligors on the Collateral, in the name of each Grantor or in the name of Collateral Agent, information concerning the Collateral and the amounts owing thereon. The foregoing power of attorney is coupled with an interest and is irrevocable. Each Grantor shall maintain books and records pertaining to the Collateral in a manner consistent with Collateral Agent’s interests hereunder. Each Grantor shall at any time at Collateral Agent’s request mark the Collateral and/or each Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Collateral Agent disclosing that they are subject to Collateral Agent’s security interests. Collateral Agent shall at any time during regular business hours on reasonable notice have reasonable access to and the right to audit any and all of any Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Collateral Agent reasonably may deem necessary or desirable to protect its interests and the interest of Secured Party; provided, however, that any such action which involves communicating with customers of each Grantor shall be carried out by Collateral Agent through each Grantor’s independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 12. Collateral Agent shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Collateral Agent shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of each Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

9. Collections on the Collateral. Except as otherwise provided in any Notes Document, each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing and Collateral Agent has not elected to exercise its rights hereunder. Upon the occurrence and during the continuance of an Event of Default, and after Collateral Agent has elected to exercise its rights hereunder, each Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by each Grantor in trust for Collateral Agent and immediately delivered in kind to Collateral Agent for the benefit of Secured Party. Any remittance received by each Grantor from any Person shall be rebuttably presumed to relate to the Collateral and to be subject to Collateral Agent’s security interests. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Collateral Agent or in the name of each Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Collateral Agent to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Collateral Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Collateral Agent without appropriate endorsement, and Collateral Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by each Grantor, to the same extent as though it were manually executed by the duly authorized officer of such Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

10. Possession of Collateral by Collateral Agent. Any or all of the Collateral delivered to Collateral Agent will be held in a non-interest-bearing account and may be applied to payment of the Secured Obligations in accordance with the Indenture, the First Lien Intercreditor Agreement and the General Intercreditor Agreement. Nothing herein shall obligate Collateral Agent to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Collateral Agent’s possession, custody or control, Collateral Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of any Grantor’s obligations with respect thereto, or otherwise in accordance with the Indenture. Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to each Grantor, and the receipt of any of the same by such Grantor shall be complete and full acquittance for the Collateral so delivered, and Collateral Agent thereafter shall be discharged from any liability or responsibility therefor. So long as Collateral Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, Collateral Agent shall have no liability for any loss of or damage to such Collateral, and in no event shall Collateral Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Collateral Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Collateral Agent is accorded treatment substantially equal to that which Collateral Agent accords its own property, it being understood that Collateral Agent shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters; or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

11. Events of Default. There shall be an event of default hereunder upon the occurrence and during the continuance of an Event of Default.

12. Rights Upon Event of Default. Subject to the terms of the First Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Collateral Agent and/or Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 9 hereof) or under any other Notes Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice (except to the extent notice is required to be given pursuant to applicable Law or this Agreement) to each Grantor and without affecting the obligations of any Grantor hereunder or under any other Notes Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process in accordance with applicable Law; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Collateral Agent; (d) to notify obligors on the Collateral that the Collateral has been assigned to Collateral Agent for the benefit of Secured Party and that all payments thereon are to be made directly and exclusively to Collateral Agent for the benefit of Secured Party; (e) to notify any Pledged Securities Issuer, and any and all other obligors on any Pledged Collateral, that the same has been pledged to Collateral Agent for the benefit of Secured Party and that all distributions related thereto, interest and other payments thereon are to be made directly and exclusively to Collateral Agent for the benefit of Secured Party; (f) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (g) to cause the Collateral to be registered in the name of Collateral Agent, as legal owner, for the benefit of Secured Party; (h) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Collateral Agent may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (i) to settle, compromise or release, on terms acceptable to Collateral Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (j) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Collateral Agent or in the name of any Grantor; (k) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Collateral Agent or in the name of each Grantor, any and all steps, actions, suits or proceedings deemed by Collateral Agent necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon in accordance with applicable Law, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Collateral Agent which may release any obligor from personal liability on any of the Collateral, and each Grantor waives any right not expressly provided for in this Agreement or required under the NUCC to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Collateral Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Collateral Agent or any Grantor may be applied by Collateral Agent without notice to each Grantor to the Secured Obligations in such order and manner as set forth in the Indenture, the First Lien Intercreditor Agreement and the General

Intercreditor Agreement; (l) to insure, process and preserve the Collateral; (m) to exercise all rights (including voting rights), remedies, powers or privileges provided to Collateral Agent or Secured Party under any of the Notes Documents; (n) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Collateral Agent may, at the cost and expense of each Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by each Grantor or to properly administer and control the handling of collections and realizations thereon, and Collateral Agent shall be deemed to have a rent-free tenancy of any premises of each Grantor for such purposes and for such periods of time as reasonably required by Collateral Agent; (o) to receive, open and dispose of all mail addressed to each Grantor and notify postal authorities to change the address for delivery thereof to such address as Collateral Agent may designate; provided that Collateral Agent agrees that it will promptly deliver over to each Grantor such opened mail as does not relate to the Collateral; (p) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; and (q) to perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Notes Documents should Grantor or such Person fail to perform such obligations; all at Collateral Agent’s option and as Collateral Agent in its sole discretion may deem advisable. Each Grantor will, at Collateral Agent’s request, assemble the Collateral and make it available to Collateral Agent at places which Collateral Agent may reasonably designate, whether at the premises of each Grantor or elsewhere, and will make available to Collateral Agent, free of cost, all premises, equipment and facilities of each Grantor for the purpose of Collateral Agent’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, Collateral Agent also shall have the right, without notice or demand (except to the extent notice and demand are required to be given pursuant to applicable Law), either in person, by agent or by a receiver to be appointed by a court (and each Grantor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Collateral Agent shall further have the right to use any of the IP Collateral for the sale of goods, completion of work in process or rendering of services in connection with enforcing any of the security interests granted to Collateral Agent for the benefit of Secured Party by each Grantor. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Collateral Agent, or at each Grantor’s places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral’s being within the view of prospective purchasers. Collateral Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its discretion may determine, and each Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party’s behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations entitled thereto in accordance with the Indenture, the First Lien Intercreditor Agreement and the General Intercreditor Agreement, and then to the other Persons entitled thereto in accordance with the Indenture, the First Lien Intercreditor Agreement and the General Intercreditor Agreement. Each Grantor and any other Person then obligated therefor shall pay to Collateral Agent on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Collateral Agent will send or otherwise make available to each Grantor, reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to each Grantor at its address designated below, at least ten (10) days before the date of the sale. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

With respect to any Collateral, including the Pledged Collateral, consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Collateral Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Collateral Agent may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Collateral Agent may: (i) approach and negotiate with a limited number of potential purchasers; and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, each Grantor agrees that if such Collateral is sold for a price which Collateral Agent in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, and (b) Collateral Agent and Secured Party shall not incur any liability or responsibility to any Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Collateral Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may for the benefit of Secured Party use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted by each Grantor to Collateral Agent for the benefit of Secured Party. Collateral Agent may grant such license or licenses relating to the Trademark Collateral for such term or terms, on such conditions and in such manner, as Collateral Agent shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or part of the United States of America, its territories and possessions, and all foreign countries. In connection with any such license or any sale or other disposition of the Trademark Collateral (or any part thereof), each Grantor shall supply to Collateral Agent, or Collateral Agent’s designee, such Grantor’s knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantor’s customer lists and other records relating to the Trademarks and the distribution thereof.

Upon consummation of any sale of Collateral hereunder, Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of each Grantor or any other Person, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Collateral Agent shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Collateral Agent, and any Collateral so sold may be retained by Collateral Agent, subject to the terms of the Indenture, the First Lien Intercreditor Agreement and the General Intercreditor Agreement, until the sale price is paid in full by the purchaser or purchasers thereof. Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

13. Voting Rights; Dividends; etc. With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, including any Pledged Collateral (referred to collectively and individually in this Section 13 and in Section 14 as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing and Collateral Agent has not elected to exercise its rights hereunder:

13.1 Voting Rights. Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Indenture, or any of the other Notes Documents; provided, however, that each Grantor shall not exercise, or shall refrain from exercising, any such right if it could reasonably be expected to result in a Default or an Event of Default.

13.2 Interest Dividend and Distribution Rights. Except as otherwise provided in any Notes Document, each Grantor shall be entitled to receive and to retain and use any and all interest and distributions paid in respect of the Investment Collateral; provided, however, that, any and all such interest and such distributions received in the form of capital stock, or other Equity Interests, certificated securities, warrants, options or rights to acquire any Equity Interests forthwith shall be, and the certificates representing such Equity Interests, if any, forthwith shall be delivered to Collateral Agent for the benefit of Secured Party to hold as Pledged Collateral and shall, if received by each Grantor, be received in trust for the benefit of Secured Party, be segregated from the other Property of each Grantor, and forthwith be delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements in suitable form for transfer by delivery or accompanied by executed and undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent).

14. Rights During Event of Default. With respect to any Investment Collateral, so long as an Event of Default has occurred and is continuing:

14.1 Voting, Dividend, and Distribution Rights. Upon the election of the Collateral Agent, all rights of each Grantor to exercise the voting and other consensual rights which each Grantor would otherwise be entitled to exercise pursuant to Section 13.1 above, and to receive the interest and distributions which each Grantor would otherwise be authorized to receive and retain pursuant to Section 13.2 above, shall cease, and all such rights thereupon shall become vested in Collateral Agent for the benefit of Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such interest and distributions.

14.2 Dividends and Distributions Held in Trust. All distributions which are received by each Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, and at the option of the Collateral Agent, shall be segregated from other funds of each Grantor, and forthwith shall be paid over to Collateral Agent (or to the Applicable Collateral Agent pursuant to the terms of the First Lien Intercreditor Agreement) as Pledged Collateral in the same form as so received (with any necessary endorsements).

14.3 Irrevocable Proxy. Each Grantor does hereby revoke all previous proxies with regard to the Investment Collateral (other than proxies granted to the Credit Agreement Collateral Agent or any other Collateral Agents party to the First Lien Intercreditor Agreement and the General Intercreditor Agreement and appoints Collateral Agent for the benefit of Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or other equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if each Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that this proxy shall be effective only upon the occurrence and during the continuance of an Event of Default and the election of the Collateral Agent. Each Grantor hereby authorizes Collateral Agent to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default and the election of the Collateral Agent, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until the Discharge of all of the Secured Obligations has occurred.

15. Attorney-in-Fact. Each Grantor hereby irrevocably nominates and appoints Collateral Agent as its attorney-in-fact for the benefit of Secured Party for the following purposes: (a) to do all acts and things which Collateral Agent may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which each Grantor is obligated to do under this Agreement, at the expense of each Grantor and without any obligation to do so; (c) to prepare, sign, file and/or record, for each Grantor, in the name of any Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Collateral Agent necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Collateral Agent’s security interests therein; and (e) upon the occurrence and during the continuance of an Event of Default, to endorse and transfer the Pledged Collateral to any transferee or designee; provided, however, that Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and if Collateral Agent so acts, it shall have no liability or responsibility for any such action taken with respect thereto absent gross negligence, bad faith or willful misconduct. The foregoing power of attorney is coupled with an interest and is irrevocable.

16. Costs and Expenses. Each Grantor agrees to pay to Collateral Agent all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Collateral Agent in the enforcement or attempted enforcement of this Agreement (including in connection with any workout, restructuring, bankruptcy, insolvency or other similar proceeding), whether or not an action is filed in connection therewith, and in connection with any waiver, supplementation, extension, renewal or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Collateral Agent in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of each Grantor under the Notes Documents), or in the enforcement or attempted enforcement thereof (including in connection with any workout, restructuring, bankruptcy, insolvency or other similar proceeding), shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Collateral Agent by each Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Indenture.

17. Statute of Limitations and Other Laws. Until the Discharge of all Secured Obligations shall have been occurred, the power of sale and all other rights, privileges, powers and remedies granted to Collateral Agent hereunder shall continue to exist and may be exercised by Collateral Agent for the benefit of Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

18. Other Agreements and First Lien Intercreditor Agreement. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by each Grantor or in connection with the Secured Obligations, including the First Lien Intercreditor Agreement, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Indenture or any other Notes Document that apply to Notes Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth herein in full. In the event of any conflict between this Agreement and the First Lien Intercreditor Agreement, the provisions of the First Lien Intercreditor Agreement shall govern and control.

19. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against each Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of each Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

20. Covenant Not to Issue Certificated Securities. Each Grantor represents and warrants to Secured Party that all of the membership interests and member’s interests in the Pledged Securities Issuers are in uncertificated form (as contemplated by Article 8 of the NUCC), and covenants to Secured Party that it will not cause the Pledged Securities Issuers to issue any membership interests or member’s interests in certificated form or seek to convert all or any part of its existing membership or member’s interests in the Pledged Securities Issuers into certificated form (as contemplated by Article 8 of the NUCC). The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

21. Covenant Not to Dilute Interests of Secured Party in Pledged Securities. Each Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit any Pledged Securities Issuer to issue any additional Equity Interests, or any warrants, options or other rights to acquire any additional Equity Interests, if the effect thereof would be to dilute in any way the interests of Collateral Agent for the benefit of Secured Party in any Pledged Securities or in any Pledged Securities Issuer.

22. Additional Grantors. From time to time following the Issue Date, additional Subsidiaries of the Issuers may become parties hereto, as additional Grantors, by executing and delivering to the Collateral Agent an Instrument of Joinder substantially in the form of Exhibit A hereto, accompanied by such documentation in form and substance as shall be necessary to perfect, when filed and/or recorded, Collateral Agent’s security interest in the assets of such additional Grantor comprising Collateral, and accompanied by any other documentation as Collateral Agent may reasonably require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by the Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

23. Release of Grantors. This Agreement and all obligations of each Grantor hereunder shall be released by Collateral Agent in accordance with the terms of the Indenture and at such time Collateral Agent shall return any Pledged Collateral to each Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to each Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Collateral Agent’s interests for the benefit of Secured Party arising under this Agreement, all as reasonably requested by, and at the sole expense of, each Grantor.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

25. Additional Powers and Authorization. Collateral Agent has been appointed as the Collateral Agent hereunder pursuant to the Indenture and shall be entitled to the benefits of the Notes Documents. Notwithstanding anything contained herein to the contrary, Collateral Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

26. Governing Law; Jurisdiction; Etc.

26.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.

26.2 SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA SITTING IN

CLARK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER NOTES DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT AGAINST EACH GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

26.3 WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

26.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

27. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTESS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

28. Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 12.01 of the Indenture.

29. Gaming Approvals. Secured Party acknowledges that the Pledged Securities may include stock or membership interests in Persons which may currently have or may hereafter obtain a Gaming Approval from a Gaming Board and that in the event a Gaming Approval is held or obtained by a Pledged Securities Issuer then (a) the pledge of any such Pledged Securities is not effective without the prior approval of the Nevada Gaming Commission, (b) any Certificates with respect to such Pledged Securities Issuer which are part of the Pledged Securities may be required to be maintained at all times by the Collateral Agent at a location in the State of Nevada and (c) foreclosure, transfer or other enforcement of the security interest on any such Pledged Securities may require Gaming Approvals from the certain Gaming Boards. Secured Party agrees that Collateral Agent shall be entitled to reasonably cooperate with any Gaming Board to facilitate Issuers’ or any of their Subsidiaries obtaining Gaming Approvals to facilitate the operation of CityCenter and Collateral Agent shall be permitted, in its discretion, to release any Pledged Securities that a Gaming Board requires be released from the lien created pursuant to this Agreement in order for Issuers or their Subsidiaries to obtain a Gaming Approval to facilitate the operation of CityCenter. In the event any such Pledged Collateral is released from the lien hereof, each Grantor agrees that it will thereafter diligently pursue obtaining all necessary Gaming Approvals of Gaming Boards to pledge any Pledged Collateral which was so released.

30. Consent to Pledged Securities Issuers’ Agreement. Each Grantor hereby consents to the covenants and agreements of the Pledged Securities Issuers set forth in Section 31.

31. Acknowledgement and Agreement of the Pledged Securities Issuers.

31.1 Grantor’s Agreements. Each Pledged Securities Issuer acknowledges and consents to the Grantors’ agreements set forth in the foregoing provisions of this Agreement.

31.2 Membership Interests. Each Pledged Securities Issuer agrees not to (i) issue any membership interests, member’s interests or other equity interest in certificated form or (ii) convert all or any part of any existing membership interests or member’s interests of such Pledged Securities Issuer into certificated form (as contemplated by Article 8 of the NUCC).

31.3 Collateral Agent Orders. Each Pledged Securities Issuer agrees that it will comply with any and all orders originated by Collateral Agent with respect to the Pledged Securities, including, without limitation, orders from Collateral Agent to make Collateral Agent or any purchaser or transferee, the registered holder or registered owner of the Pledged Securities, in each case without further consent by each Grantor or any other Person.

32. Rights and Duties of the Collateral Agent. Notwithstanding anything to the contrary herein, the following provisions shall govern the Collateral Agent’s rights, powers, obligations and duties under this Agreement (for purposes of this Section 32 only, the term “Collateral” shall be deemed to include all “Mortgaged Property” as defined herein):

(i) The Collateral Agent shall have no duty to act, consent or request any action of the Grantors or any other Person in connection with this Agreement (including all schedules and exhibits attached hereto) unless the Collateral Agent shall have received written direction from the Trustee or the requisite percentage of Holders.

(ii) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Agreement, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent, the Holders or the Trustee hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order set forth in the First Lien Intercreditor Agreement and the Indenture, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent, the Holders or the Trustee arising out of the exercise by them of any rights hereunder. For the avoidance of doubt, all rights and remedies of the Collateral Agent, the Holders or the Trustee pursuant to this Agreement. shall be subject to the Intercreditor Agreements if then in effect.

(iii) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither any Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person (other than the Trustee, subject to clause (xiv) below) or to take any other action whatsoever with regard to the Collateral or any part thereof (other than upon the written direction of the Trustee, subject to clause (xiv) below). The powers conferred on the Collateral Agent hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(iv) Each of the Holders and the Trustee hereby designates and appoints U.S. Bank National Association to act as Collateral Agent under this Agreement and the other Notes Documents to which it is a party, and hereby authorizes the Collateral Agent to take such actions on its behalf under the provisions of this Agreement and such other Notes Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and such other Notes Documents and U.S. Bank National Association accepts such appointment. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Notes Documents the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement or such other Notes Documents and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against Collateral Agent.

(v) The Collateral Agent shall not be deemed to be in a relationship of trust or confidence with the Credit Agreement Collateral Agent, any Secured Party, or any other Person (including any beneficiary under the First Lien Intercreditor Agreement or the General Intercreditor Agreement) by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to the Credit Agreement Collateral Agent, any Secured Party, or any other Person (including any beneficiary under the First Lien Intercreditor Agreement or the General Intercreditor Agreement) by reason of this Agreement. The parties hereto acknowledge that Collateral Agent’s duties do not include any discretionary authority, determination, control or responsibility with respect to any Notes Documents or any Collateral, notwithstanding any rights or discretion that may be granted to the Collateral Agent in such Notes Documents. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Collateral Agent shall apply with respect to any actions taken or not taken by the Collateral Agent under any Notes Documents.

(vi) Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from any party to this Agreement or any other Notes Documents. In no event shall the Collateral Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(vii) With respect to the Collateral Agent’s duties under this Agreement or any of the Notes Documents, the Collateral Agent may act through its attorneys, accountants, experts and such other professionals as the Collateral Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(viii) Neither the Collateral Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Notes Documents (except for its gross negligence or willful misconduct), or (b) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Notes Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any of the Notes Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Notes Documents or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. The Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to (a) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Notes Documents or to inspect the properties, books or records of the Grantors, (b) whether or not any representation or warranty made by any Person in connection with this Agreement or any Notes Documents is true, (c) the performance by any Person of its obligations under this Agreement or any of the Notes Documents or (d) the breach of or default by any Person of its obligations under this Agreement or any of the Notes Documents.

(ix) The Collateral Agent shall not be bound be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Notes Documents, or any order of any court or administrative agency.

(x) The Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (a) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct and (B) the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Secured Obligations. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as may be necessary or as the Collateral Agent may determine appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property of debtor” or “all assets of the debtor, whether now existing or hereafter acquired” or words of similar effect in any such financing statements.

(xi) The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent of the Collateral Agent’s gross negligence or willful misconduct.

(xii) The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (a) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the other Notes Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (b) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (c) the validity of the title of the Grantors to the Collateral, (d) insuring the Collateral or (e) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(xiii) Notwithstanding anything in this Agreement or any of the Notes Documents to the contrary, (a) in no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Agreement or any of the Notes Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (b) the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Notes Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Notes Documents. In no event shall the Collateral Agent be obligated to invest any amounts received by it hereunder.

(xiv) The Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts selected by the Collateral Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Notes Documents (a) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Notes Documents, (b) if such action is not provided for in this Agreement or any of the other Notes Documents, (c) if, in connection with the taking of any such action hereunder or under any of the Notes Documents that would constitute an exercise of remedies hereunder or under any of the Notes Documents it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (d) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the Grantors funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Notes Documents in accordance with a request of the requisite percentage of Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Holders and the Trustee.

(xv) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Agent has received a written notice or a certificate from the Grantors stating that a Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement, the Intercreditor Agreement or any of the Notes Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the other Notes Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Notes Documents or otherwise if taking such action (a) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (b) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(xvi) Each Grantor agrees to pay or reimburse each Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Notes Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent in each case, in accordance with the terms of the Indenture.

(xvii) Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement or any other Notes Document.

(xviii) Each Grantor agrees to pay, and to hold the Collateral Agent, and its officers, directors, employees and agents harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or any other Notes Document to the extent the Company would be required to do so pursuant to the Indenture.

(xix) The agreements in this Section 32 shall survive repayment of the Secured Obligations, all other amounts payable under the Notes Documents and the resignation or removal of the Collateral Agent.

(xx) The rights, privileges, protections immunities and indemnities contained in the Indenture in favor of the Trustee shall apply to Collateral Agent’s acceptance and administration of the Indenture and the other Notes Documents to which the Collateral Agent is a party and shall be deemed to be incorporated by reference herein, except that any references to negligence as they relate to the Trustee shall be deemed to mean gross negligence as they relate to the Collateral Agent.

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IN WITNESS WHEREOF, each Grantor hereby certifies that this Agreement is true and correct, that each Grantor’s execution of this Agreement as of the date first written above is duly authorized, signed and sealed (if applicable) on behalf of such Grantor, and that the execution of this Agreement was the free act and deed of each Grantor.

GRANTORS:

CITYCENTER HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Authorized Representative

CITYCENTER FINANCE CORP., a Delaware corporation

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Vice President

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[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC, a Nevada limited liability company

CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER HARMON HOTEL HOLDINGS, LLC, a Nevada limited liability company

ARIA RESORT & CASINO HOLDINGS, LLC, a Nevada limited liability company

CITYCENTER VDARA DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER VDARA CONDO HOTEL HOLDINGS, LLC, a Nevada limited liability company

CITYCENTER VEER TOWERS DEVELOPMENT, LLC, a Nevada limited liability company

THE CRYSTALS AT CITYCENTER, LLC, a Nevada limited liability company

CITYCENTER LAND, LLC, a Nevada limited liability company

VDARA LAND, LLC, a Nevada limited liability company

CITYCENTER HARMON DEVELOPMENT, LLC, a Nevada limited liability company

Each of the foregoing by William M. Scott IV, its Authorized Representative

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Authorized Representative

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[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

Address for notices for each Grantor:

c/o MGM Resorts International
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: General Counsel
Facsimile: (702) 693-7628

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

On January 19, 2011, before me, Elke Mapes, Notary Public (insert name and title of the officer) personally appeared William M. Scott IV, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Elke Mapes	(Seal)

[NOTARY SEAL AFFIXED]

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Address for notices:

U.S. Bank National Association, as Collateral Agent
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Attention: Raymond S. Haverstock
Telephone: (651) 495-3909
Facsimile: (651) 495-8097

STATE OF MINNESOTA	)
	)	ss
COUNTY OF RAMSEY	)

This instrument was acknowledged before me on January 20, 2011 by Raymond S. Haverstock, as Vice President of U.S. Bank National Association, a national banking association, as Collateral Agent.

/s/ Denise R. Landeen
(Signature of Notarial Officer)

My commission expires:	01/31/2012

[NOTARY SEAL AFFIXED]

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

IN WITNESS WHEREOF, each Pledged Securities Issuer hereby certifies that this Agreement is true and correct, that Issuer’s acknowledgment and agreement to this Agreement as of the date first written above is duly authorized, signed and sealed (if applicable) on behalf of each Pledged Securities Issuer, and that the acknowledgement and agreement to this Agreement were the free acts and deeds of each Pledged Securities Issuer.

PLEDGED SECURITIES ISSUERS:

CITYCENTER LAND, LLC, a Nevada limited liability company

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Authorized Representative

CITYCENTER FINANCE CORP., a Delaware corporation

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Vice President

CITYCENTER VDARA DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER VEER TOWERS DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER HARMON DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC, a Nevada limited liability company

ARIA RESORT & CASINO HOLDINGS, LLC (fka Aria Hotel & Casino Holdings, LLC), a Nevada limited liability company

THE CRYSTALS AT CITYCENTER, LLC, a Nevada limited liability company

CITYCENTER HARMON HOTEL HOLDINGS, LLC, a Nevada limited liability company

CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC, a Nevada limited liability company

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

VDARA LAND, LLC, a Nevada limited liability company

CITYCENTER VDARA CONDO HOTEL HOLDINGS, LLC, a Nevada limited liability company

Each of the foregoing by William M. Scott IV, its Authorized Representative

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Authorized Representative

Address for notices:

c/o MGM Resorts International
3600 Las Vegas Boulevard South
Las Vegas, Nevada 9109
Attention: General Counsel
Facsimile: (702) 693-7628

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

On January 19, 2011, before me, Elke Mapes, Notary Public (insert name and title of the officer) personally appeared William M. Scott IV., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	Elke Mapes	(Seal)

[NOTARY SEAL AFFIXED]

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]